Exhibit 10.19

                          FULLNET COMMUNICATIONS, INC.
                             STOCK OPTION AGREEMENT
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         THIS STOCK OPTION AGREEMENT (this "Agreement") is made this 29th day of
February, 2000, by and between FULLNET COMMUNICATIONS, INC., an Oklahoma corporation (the "Company"), and WALLACE L. WALCHER (the "Grantee"), an individual that is an employee of the Company.

                               W I T N E S S E T H

         WHEREAS, the Company desires to advance the interests of the Company and its shareholders by encouraging and providing for the acquisition of an equity interest in the Company by the Company's key employees by providing additional incentives to such persons, and by enabling the Company to attract and retain the services of such persons who make substantial contributions to the Company through their ability, loyalty and efforts.

         WHEREAS, Grantee is a key employee of the Company, and the Company desires to provide incentive to Grantee to continue to render valuable services to the Company in the form of an inducement to acquire a further proprietary interest in the Company by grant of an option to purchase shares of the Company's common stock, par value $.00001 (the "Common Stock").

         NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, covenants, warranties and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants to Grantee the right and option to purchase, on the terms and conditions hereinafter set forth, an aggregate of 60,400 shares of the Common Stock at the purchase price of $3.00 per share ("Grantee's Options").

         2.       Time and Manner of Exercise.

         (a) Grantee's Options shall vest and be exercisable as follows: (i) beginning February 28, 2001, one-third of Grantee's Options shall vest and be exercisable, (ii) beginning February 28, 2002, one-third of Grantee's Options shall vest and be exercisable, (iii) beginning February 28, 2003, one-third of Grantee's Options shall vest and be exercisable, and (iv) all of Grantee's Options that have not vested, as set forth above, shall automatically vest and become exercisable if the Common Stock shall be changed into another kind of stock or into securities of another corporation, whether as a result of a reorganization, recapitalization, sale, merger, consolidation, or other similar transaction. The right of Grantee to exercise Grantee's Options, subject to the terms and provisions of this Agreement, shall expire at the end of the tenth year following the date on which the option was granted. Once Grantee's Options become exercisable, they may be exercised in whole at any time or in part from time to time until the expiration or termination of the option, whether or not any option granted previously to the Grantee remains outstanding at the time of such exercise.

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Fullnet Communications, Inc.
Stock Option Agreement
Wallace L. Walcher
Page 2

         (b) Grantee's Options shall be exercised by written notice delivered to the Company at its principal offices at 200 N. Harvey, Suite 1706, Oklahoma City, Oklahoma, 73102, or such other address as the Company shall designate in writing to the Grantee, setting forth the number of shares as to which the option is being exercised, and accomplished by payment of the option purchase price as follows:

                  (i)      In cash;

                  (ii) By exchange of Common Stock valued at its Fair Market Value on the date of exercise;

                  (iii) By means of a brokers' cashless exercise procedure by the delivery to the Company of an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of proceeds necessary to pay the purchase price of the shares of Common Stock as to which such exercise relates; or

                  (iv)     By any combination of the foregoing.

         (c) Where payment of the purchase price is to be made with shares of Common Stock acquired under any compensation plan of the Company, such shares will not be accepted as payment unless the Grantee has acquired such shares at least six months prior to such payment.

         (d) Upon delivery by Grantee to the Company of notice and payment as provided for in this section, the Company shall deliver to Grantee a certificate or certificates representing such shares of Common Stock.

         3.       Termination of Option.

         (a) Except as may be otherwise provided in that certain Employment Agreement of even date herewith between the Company and Grantee, upon cessation of service to the Company by Grantee (for reasons other than retirement or death), including cessation of service due to physical or mental disability that prevents such person from rendering further services to the Company as an employee, only those of Grantee's Options which are exercisable at the date of cessation of service shall be exercisable by the Grantee. Such options shall be exercisable until the first to occur of (i) the expiration of the remaining term of the option, or (ii) three months after cessation of service of the Grantee.

         (b) Upon the retirement or death of the Grantee, options shall be exercisable as follows:

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Fullnet Communications, Inc.
Stock Option Agreement
Wallace L. Walcher
Page 3

                  (i) Upon retirement of Grantee while an employee of the Company pursuant to a retirement plan maintained by the Company, Grantee's Options shall continue to be exercisable during their terms as if such person had remained an employee;

                  (ii) In the event of the death of Grantee while an employee of the Company, the Grantee's Options shall be exercisable until the first to occur of (A) the expiration of the remaining term of the option or (B) one year after the date of the Grantee's death, but only to the extent that the Grantee would have been entitled to exercise the options had he lived during such period.

         4. Adjustments in Shares. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares available under this Agreement, the number of shares to be granted to the Grantee pursuant to this Agreement, and the number and price of shares of Common Stock subject to outstanding options, shall be adjusted so that the aggregate consideration payable to the Company and the value of such options shall not be changed. If, during the term of Grantee's Options, the Common Stock shall be changed into another kind of stock or into securities of another corporation, whether as a result of a reorganization, recapitalization, sale, merger, consolidation, or other similar transaction, or if additional rights shall be offered with respect to the Common Stock, the Board shall cause adequate provision to be made so that the Grantee shall thereafter be entitled to receive, upon the due exercise of any outstanding options, the securities or rights that the Grantee would have been entitled to receive had he owned the Common Stock acquired on the exercise of such options on the effective date of any such transaction.

         5. Rights Prior to Exercise. Neither the Grantee nor his or her legal representatives or beneficiaries shall have any of the rights of a stockholder with respect to any shares subject to any option until payment of the option purchase price and delivery of a certificate for such shares as provided herein.

         6. Non-Transferability of Options. No option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution. Except as otherwise specifically provided herein, all options granted to Grantee under this Agreement shall be exercisable during the lifetime of such Grantee only by such Grantee. When the Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights, subject to furnishing to the Company proof satisfactory to the Company of his or her right to receive the option under Grantee's will or under the applicable laws of descent and distribution.

         7. No Guaranteed Term of Employment. Nothing in this Agreement, or any modification thereof, and no grant of an option, or any term thereof, shall be deemed an agreement or condition guaranteeing to any employee any particular term of employment or limiting the right of the Company, the Board of Directors or the stockholders to terminate the employment of the Grantee.

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Fullnet Communications, Inc.
Stock Option Agreement
Wallace L. Walcher
Page 4


         8. Administration. The grant of options to Grantee pursuant to this Agreement shall be administered by the Board of Directors of the Company.

         9. Other Provisions. This option is granted and delivered in the State of Oklahoma and is intended to be construed and enforced under the laws thereof. The provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

         IN WITNESS WHEREOF, this option is executed on behalf of the Company by its duly authorized officer and by Grantee as of the day and year first above written.

                                 "COMPANY"

                                 Fullnet Communications, Inc.


                                 By: __________________________________________
                                 Name:    Timothy J. Kilkenny
                                 Title:   President and Chief Executive Officer

                                 "GRANTEE"


                                 ______________________________________________
                                 Name:    Wallace L. Walcher